EXECUTION VERSION [[3442904]] AGREEMENT REGARDING REGISTRATION RIGHTS AGREEMENT This AGREEMENT is made as of May 30, 2014, by KATTEGAT PRIVATE TRUSTEES (BERMUDA) LTD. as sole trustee of the KATTEGAT TRUST, a settlement existing under the laws of the Islands of Bermuda (“Kattegat”), and TEEKAY CORPORATION, a corporation existing under the laws of the Republic of The Marshall Islands (“Teekay”). WHEREAS, in connection with the initial public offering of Teekay’s predecessor, Viking Star Shipping Inc. (“Viking”), a form registration rights agreement (the “Form Registration Rights Agreement”) was agreed to by and among Viking, Trade Winds Trust Co. Ltd., as Trustee for the Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust (the JTK Trust and the Cirrus Trust being hereinafter referred to as the “Predecessor Trusts”); WHEREAS, the Form Registration Rights Agreement was filed as an exhibit to Amendment No. 1 to Viking’s Registration Statement on Form F-1 (Registration No. 33- 75734), filed with the United States Securities and Exchange Commission on March 10, 1994, and is attached hereto as Exhibit A; WHEREAS, pursuant to a reorganization of the holdings of the Predecessor Trusts in December 2002, Kattegat succeeded to the interests of the Predecessor Trusts, including the beneficial ownership, through an indirect wholly owned entity, of an aggregate of 16,515,690 shares of common stock of Teekay Shipping Corporation, the successor to Viking and the predecessor to Teekay, owned by the Predecessor Trusts; and WHEREAS, in order to memorialize the intent of the parties to be bound by the Form Registration Rights Agreement, Kattegat and Teekay desire to adopt the Form Registration Rights Agreement, as modified by Section 1 below, as an effective and binding agreement between them and as though they were the initial parties thereto. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1. The Form Registration Rights Agreement, as modified by this Section 1, is hereby adopted and shall be effective and binding on Kattegat and Teekay as if executed on the date hereof. (a) “Company”, as such term is used in the Form Registration Rights Agreement, means Teekay. (b) “Holder” and “Holders”, as such terms are used in the Form Registration Rights Agreement, means Kattegat, together with its wholly owned entities. (c) “Common Stock”, as such term is used in the Form Registration Rights Agreement, means Teekay’s common stock, par value $0.001 per share.

2 [[3442904]] 2. Binding Effect; Assignment. This Agreement shall be binding upon Kattegat, Teekay, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement and their respective successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the express, written consent of the other party. 3. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered by facsimile, electronic mail, courier service or personal delivery to the address, electronic mail address or facsimile number set forth below: (a) to Kattegat at: 2 Reid Street Hamilton, HM 11, Bermuda Telephone: 441-295-1454 Fax: 441-295-6101 Attention: Linda Longworth (b) to Teekay at: 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton, HM 08, Bermuda Telephone: 441-298-2530 Fax: 441-292-3931 Attention: Mark Cave 4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. 5. Entire Agreement. This Agreement, including Exhibit A hereto, shall constitute the binding agreement of the parties with respect to the subject matter hereof and shall constitute the entire agreement of the parties with respect to the subject matter hereof. 6. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. 7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. [Signature Pages Follow]

[[3442904]] EXHIBIT A

REGISTRATION RIGHTS AGREEMENT PAGE 1 21785-0004/151924864.1 REGISTRATION RIGHTS AGREEMENT THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March __, 1994, by and among VIKING STAR SHIPPING INC., a Liberian corporation (the "Company"), and TRADE WINDS TRUST CO. LTD., as Trustee for the Cirrus Trust, and WORLDWIDE TRUST SERVICES LTD., as Trustee for the JTK Trust (individually, a "Holder"; collectively, the "Holders"). Section 1. Registration Rights. 1.1 Definitions. For purposes of this Section 1: (a) The term "Common Stock" means the Company's common stock, no par value per share. (b) The term "register", "registered," and "registration" refer to a registration of securities effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document by the SEC. (c) The term "Registrable Securities" means (i) Common Stock of the Company (other than any Common Stock of the Company issued in a public offering), and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock; provided, however, that shares of Common Stock shall no longer be treated as Registrable Securities after they have been sold (x) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, pursuant to Rule 144 or otherwise, or (y) by a person in a transaction in which its rights under this Section 1 are not assigned. (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that upon issuance would be, Registrable Securities. (e) The term "Form F-3" means such form or Form S-3 under the Act as in effect on the date hereof or any successor registration form to either such form under the Act, or the rules and regulations thereunder, subsequently adopted by the SEC.

REGISTRATION RIGHTS AGREEMENT PAGE 2 21785-0004/151924864.1 (f) The term "SEC" means the United States Securities and Exchange Commission. (g) The term "Effective Date" shall mean the date on which the Company's registration statement on Form F-1 (Registration No. 33-75734) with respect to the initial public offering of the Common Stock of the Company is declared effective by the SEC. 1.2 Request for Registration. (a) If the Company shall receive at any time after the date that is 180 days after the Effective Date, a written request from either of the Holders that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, subject to the limitations of subsection 1.2(b), and shall effect as soon as practicable, and in any event shall use its best efforts to effect within one hundred twenty (180) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company, subject to Section 1.8. (b) If the Holder initiating the registration request hereunder (the "Initiating Holder") intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holder. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holder in writing that marketing forces require a limitation of the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Holders thereof, including the Initiating Holder, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Holder, including the Initiating Holder. To facilitate the allocation of shares in accordance with the above provisions, the company may round the number of shares allocated to any Holder to the nearest 100 shares.

REGISTRATION RIGHTS AGREEMENT PAGE 3 21785-0004/151924864.1 (c) The Company is obligated to effect only three (3) such registrations pursuant to this Section 1.2. (d) Notwithstanding the foregoing (i) the Company shall not be obligated to effect a registration pursuant to this Section 1.2 during the period starting with the date 10 days prior to the Company's good faith estimated date of filing of, and ending on the date 180 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided the Company is at all times during such period diligently pursuing such registration, (ii) the Company shall not be obligated to effect a registration pursuant to this Section 1.2 with respect to any Registrable Securities that are, at the time of the request for such registration, freely transferable under the provisions of Rule 144(k) promulgated under the Act, and (iii) if the Company shall furnish to the Holder requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder; provided, however, that this right to delay any requested registration shall not be utilized more than once in any twelve month period; and provided further that the Company shall not be required to effect a registration pursuant to this Section 1.2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Act. 1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities other than the initial registered public offering of the Company's equity securities, solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock or stock option plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Holders written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered. The Holders' rights under this Section 1.3 may be exercised an unlimited number of times.

REGISTRATION RIGHTS AGREEMENT PAGE 4 21785-0004/151924864.1 1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible: (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders, keep such registration statement effective for up to one hundred twenty (120) days. (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement. (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them. (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each selling Holder shall also enter into and perform its obligations under such an agreement. (f) Notify each Holder at any time when a prospectus relating to Registrable Securities covered by such registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. (g) Furnish, at the request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such

REGISTRATION RIGHTS AGREEMENT PAGE 5 21785-0004/151924864.1 registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities. 1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder, that such Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request. 1.6 Expenses of Demand Registration. All expenses other than underwriting discounts, commissions and stock transfer taxes relating to Registrable Securities incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one special counsel for the selling Holders selected by them (which counsel shall be acceptable to the Company) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders (in which case all participating Holders shall bear such expenses), unless the Holders agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2. 1.7 Expenses of Company Registration. All expenses other than underwriting discounts, commissions and stock transfer taxes relating to Registrable Securities incurred in connection with registrations, filings or qualifications pursuant to Section 1.3, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel for the

REGISTRATION RIGHTS AGREEMENT PAGE 6 21785-0004/151924864.1 selling Holders selected by them (which counsel shall be acceptable to the Company) shall be borne by the Company. 1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of capital stock being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe is compatible with the success of the offering, then the underwriters may exclude up to a maximum of 75% of the Registrable Securities so requested to be included in such registration (the securities so included to be apportioned pro rata among the Selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportion as shall mutually be agreed upon by such selling Holders). To facilitate the allocation of shares in accordance with the above provisions, the company may round the number of shares allocated to any shareholder to the nearest 100 shares. 1.9 Delay of Registration. No Holder shall have the right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1. 1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1: (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any

REGISTRATION RIGHTS AGREEMENT PAGE 7 21785-0004/151924864.1 amendments or supplements thereto, but excluding any untrue statement or alleged untrue statement in any preliminary prospectus which is cured by a later amendment or supplement thereto, or in the final prospectus related thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with such registration and sale of securities; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person. (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Act, each agent and any underwriter, any other Holder selling securities in such registration statement and any officer, director, or controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or its agents expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder. (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written

REGISTRATION RIGHTS AGREEMENT PAGE 8 21785-0004/151924864.1 notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10. (d) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise. 1.11 Form F-3 Registration. In case the Company shall receive one or more written requests from any Holder that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company will: (a) Promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and (b) As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in each such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form F-3 is not available for such offering by the Holders; (2) if the aggregate offering price of the Registrable Securities to be registered (net of underwriters' discounts and commissions) does not exceed $500,000; (3) if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to

REGISTRATION RIGHTS AGREEMENT PAGE 9 21785-0004/151924864.1 defer the filing of the Form F-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder under this Section 1.11; provided, however, that the Company shall not utilize this right to delay any requested registration more than once in any twelve (12) month period; or in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance and in which the Company was not already qualified to do business or had not yet executed a general consent to service of process, as the case may be. (c) Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities as soon as practicable after receipt of the request of the Holders. All expenses incurred in connection with the first two registrations requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one special counsel for the selling Holder or Holders (which counsel shall be selected by it and shall be acceptable to the Company) and counsel for the Company, shall be borne by the Company. Thereafter fees and disbursements of counsel for the selling Holder or Holders shall be borne pro rata by the Holder or Holders participating in the Form F-3 registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively. 1.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period specified by the Company and an underwriter of common stock or other securities of the Company (such period not to exceed 240 days), following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

REGISTRATION RIGHTS AGREEMENT PAGE 10 21785-0004/151924864.1 Section 2. Miscellaneous. 2.1 Governing Law. This Agreement shall be governed by and construed under the laws of the Republic of Liberia as applied to agreements among Liberian residents entered into and to be performed entirely within the Republic of Liberia. 2.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 2.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. 2.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a courier and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner. 2.5 Amendments and Waivers. No term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and each Holder. 2.6 Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. 2.7 Entire Agreement. This Agreement and the other documents delivered at the Closing constitute the full and entire understanding and agreement between the parties with respect to the subject

REGISTRATION RIGHTS AGREEMENT PAGE 11 21785-0004/151924864.1 matter hereof and supersede all prior agreements with respect to the subject matter hereof. 2.8 Assignment. No party may assign this Agreement, in whole or in part, without the express, written consent of the other parties. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. VIKING STAR SHIPPING INC. By:__________________________ Name:________________________ Title:_______________________ TRADE WINDS TRUST CO. LTD., as Trustee for the Cirrus Trust By:__________________________ Name:________________________ Title:_______________________ WORLDWIDE TRUST SERVICES LTD., as Trustee for the JTK Trust By:__________________________ Name:________________________ Title:_______________________